                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934

      Date of Report (Date of earliest event reported):  November 9, 2000

                           Triton PCS Holdings, Inc.
                  ------------------------------------------
              (Exact name of Registrant as specified in charter)

                                   Delaware
                             --------------------
                (State or other jurisdiction of incorporation)


              1-15325                            23-2974475
      ------------------------    ---------------------------------------
      (Commission File Number)    (I.R.S. Employer Identification Number)


                               1100 Cassatt Road
                          Berwyn, Pennsylvania             19312
             ------------------------------------------------------
             (Address of principal executive offices)    (Zip Code)


                                (610) 651-5900
                            -----------------------
             (Registrant's telephone number, including area code)

Item 7.    Financial Statements, Pro forma financial Information and Exhibits

     (a)  Financial statements of business acquired.

          Included in this report are the audited financial statements of Vanguard Cellular Systems of South Carolina, Inc. ("Vanguard") as of December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997 beginning on page F-1 and unaudited financial statements of Vanguard as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 beginning on page F-11.

     (b)  Pro forma financial information.

          None.

     (c)  Exhibits.

               23.1 Consent of Arthur Andersen LLP.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Vanguard Cellular Systems of South Carolina, Inc.:

   We have audited the accompanying balance sheets of Vanguard Cellular Systems of South Carolina, Inc. (a South Carolina corporation and an indirect, wholly-owned subsidiary of Vanguard Cellular Systems, Inc.) as of December 31, 1997 and 1996, and the related statements of operations, changes in shareholder's deficit and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vanguard Cellular Systems of South Carolina, Inc. as of December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Greensboro, North Carolina,
March 20, 1998.

               VANGUARD CELLULAR SYSTEMS OF SOUTH CAROLINA, INC.

                                 BALANCE SHEETS
            (Dollar amounts in thousands, except per share amounts)

                                                             December 31,
                                                           ------------------
                                                             1996      1997
                                                           --------  --------
                          ASSETS
Current Assets:
  Cash.................................................... $    199  $    121
  Accounts receivable, net of allowances for doubtful
   accounts of $200 and $475..............................    1,485     3,199
  Cellular telephone inventories..........................      511       526
  Prepaid expenses........................................       10        33
  Deferred income tax asset...............................      --      8,190
                                                           --------  --------
    Total current assets..................................    2,205    12,069
                                                           --------  --------
Deferred Cellular License Acquisition Costs, net of
 accumulated amortization of $2,860 and $3,343............   16,247    15,764
                                                           --------  --------
Property and Equipment, at cost:
  Land....................................................      306       313
  Cellular telephones held for rental.....................    1,653     1,859
  Cellular telephone systems..............................   24,068    29,453
  Office furniture and equipment..........................    2,323     3,139
                                                           --------  --------
                                                             28,350    34,764
  Less--Accumulated depreciation..........................    5,864     9,252
                                                           --------  --------
                                                             22,486    25,512
  Construction in progress................................      198       565
                                                           --------  --------
                                                             22,684    26,077
Other Assets..............................................       22        21
                                                           --------  --------
  Total assets............................................ $ 41,158  $ 53,931
                                                           ========  ========
          LIABILITIES AND SHAREHOLDER'S DEFICIT
Current Liabilities:
  Accounts payable and accrued expenses................... $    315  $    686
  Advances from Vanguard..................................   53,350    63,092
                                                           --------  --------
    Total current liabilities.............................   53,665    63,778
                                                           --------  --------
Deferred Income Tax Liability.............................      --      1,298
                                                           --------  --------
Commitments and Contingencies (Note 5)
Shareholder's Deficit:
  Common stock--$1 par value, 1,000 shares issued and
   outstanding............................................        1         1
  Accumulated deficit.....................................  (12,508)  (11,146)
                                                           --------  --------
    Total shareholder's deficit...........................  (12,507)  (11,145)
                                                           --------  --------
    Total liabilities and shareholder's deficit........... $ 41,158  $ 53,931
                                                           ========  ========

  The accompanying notes to financial statements are an integral part of these balance sheets.

               VANGUARD CELLULAR SYSTEMS OF SOUTH CAROLINA, INC.

                            STATEMENTS OF OPERATIONS
                             (Amounts in thousands)

                                             For the Years Ended December 31,
                                             ----------------------------------
                                                1995        1996        1997
                                             ----------  ----------  ----------
Revenues:
  Service fees.............................. $   16,428  $   19,778  $   22,508
  Cellular telephone equipment revenues.....      1,077         673       1,100
                                             ----------  ----------  ----------
                                                 17,505      20,451      23,608
                                             ----------  ----------  ----------
Costs and Expenses:
  Cost of service...........................      1,796       3,014       2,811
  Cost of cellular telephone equipment......      1,853       1,478       2,495
  General and administrative................      2,260       2,948       4,793
  Marketing and selling.....................      2,564       2,731       3,944
  Depreciation and amortization.............      1,765       2,907       5,162
  Management fees...........................      1,374       1,620       1,896
  Corporate costs allocated from Vanguard...        989       1,195       1,586
                                             ----------  ----------  ----------
                                                 12,601      15,893      22,687
                                             ----------  ----------  ----------
Income From Operations......................      4,904       4,558         921
Interest Expense............................     (4,414)     (5,214)     (6,451)
Other, net..................................       (326)       (186)        --
                                             ----------  ----------  ----------
Income (Loss) Before Income Taxes...........        164        (842)     (5,530)
Income Tax Benefit..........................        --          --        6,892
                                             ----------  ----------  ----------
Net Income (Loss)........................... $      164  $     (842) $    1,362
                                             ==========  ==========  ==========



  The accompanying notes to financial statements are an integral part of these statements.

               VANGUARD CELLULAR SYSTEMS OF SOUTH CAROLINA, INC.

                            STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                           For the Years Ended December 31,
                                           -----------------------------------
                                              1995        1996         1997
                                           ----------  -----------  ----------
Cash Flows From Operating Activities:
 Net income (loss)........................ $      164  $      (842) $    1,362
 Adjustments to reconcile net income
  (loss) to net cash provided by (used in)
  operating activities:
  Depreciation and amortization...........      1,765        2,907       5,162
  Net losses on dispositions of property
   and equipment..........................        326          186         --
  Deferred income tax benefit.............        --           --       (6,892)
  Changes in current items:
   Accounts receivable, net...............       (527)         404      (1,714)
   Cellular telephone inventories.........       (162)        (104)        (15)
   Accounts payable and accrued expenses..        (47)         (97)        371
   Other, net.............................        (20)          13         (23)
                                           ----------  -----------  ----------
    Net cash provided by (used in)
     operating activities.................      1,499        2,467      (1,749)
                                           ----------  -----------  ----------
Cash Flows From Investing Activities--
 Purchases of property and equipment......     (8,948)     (12,531)     (8,072)
                                           ----------  -----------  ----------
Cash Flows From Financing Activities:
 Net increase in advances from Vanguard...      7,603       10,050       9,742
 Other, net...............................        (12)         --            1
                                           ----------  -----------  ----------
    Net cash provided by financing
     activities...........................      7,591       10,050       9,743
                                           ----------  -----------  ----------
Net Increase (Decrease) in Cash...........        142          (14)        (78)
Cash, beginning of period.................         71          213         199
                                           ----------  -----------  ----------
Cash, end of period....................... $      213  $       199  $      121
                                           ==========  ===========  ==========
Supplemental Disclosure of Cash Paid
 During the Period for Interest, net of
 amounts capitalized...................... $    4,414  $     5,214  $    6,451
                                           ==========  ===========  ==========


  The accompanying notes to financial statements are an integral part of these statements.

               VANGUARD CELLULAR SYSTEMS OF SOUTH CAROLINA, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIT
                         (Dollar amounts in thousands)

                          For the years ended December 31, 1995, 1996 and 1997
                         ------------------------------------------------------------
                             Common Stock                                 Total
                         -----------------------    Accumulated       Shareholder's
                           Shares       Amount        Deficit            Deficit
                         -----------  ----------  ---------------   -----------------
Balance, January 1,
 1995...................       1,000   $        1  $      (11,830)    $      (11,829)
  Net income............         --           --              164                164
                         -----------   ----------  --------------     --------------
Balance, December 31,
 1995...................       1,000            1         (11,666)           (11,665)
  Net loss..............         --           --             (842)              (842)
                         -----------   ----------  --------------     --------------
Balance, December 31,
 1996...................       1,000            1         (12,508)           (12,507)
  Net income............         --           --            1,362              1,362
                         -----------   ----------  --------------     --------------
Balance, December 31,
 1997...................       1,000   $        1  $      (11,146)    $      (11,145)
                         ===========   ==========  ==============     ==============





  The accompanying notes to financial statements are an integral part of these statements.

               VANGUARD CELLULAR SYSTEMS OF SOUTH CAROLINA, INC.

                         NOTES TO FINANCIAL STATEMENTS
                         (Dollar amounts in thousands)

Note 1. Organization and Basis of Presentation:

   Vanguard Cellular Systems of South Carolina, Inc. (the Company), a South Carolina corporation, is a provider of nonwireline cellular telephone service to the SC-5 (Myrtle Beach) Rural Statistical Area (RSA). The Company acquired the Myrtle Beach RSA license in January 1991 and the cellular system in this market became operational in the second quarter of 1991. The Company is 100% controlled by Vanguard Cellular Systems, Inc. (Vanguard) and operates under the trade name of CellularOne(R), which is the trade name many nonwireline carriers have adopted to provide conformity throughout the industry.

   The accompanying financial statements present the financial position, results of operations and cash flows of the Company as if it were a separate entity for all periods presented. In accordance with Staff Accounting Bulletin No. 54 of the Securities and Exchange Commission, Vanguard's investment in the Company is reflected in the financial statements of the Company ("pushdown accounting"). The accompanying financial statements reflect the allocation of the purchase price in excess of the net assets acquired on the same basis as in the consolidation with Vanguard.

   Substantially all of the Company's assets are pledged under Vanguard's long-term credit facility. Operating and capital expansion funds have been advanced between Vanguard and the Company on an interest bearing basis, with the net amounts of these transfers reflected in advances from Vanguard in the accompanying balance sheets. The debt of Vanguard has not been specifically allocated to the Company; however, advances from Vanguard approximate the borrowings of Vanguard that are attributable to the Company. Interest has been charged by Vanguard to the Company on funds advanced to the Company as an approximation of the Company's share of Vanguard's consolidated interest cost. Vanguard charges interest to its subsidiaries based on its consolidated borrowing rates plus 200 basis points. For each of the three years in the period ended December 31, 1997, the average interest rate charged to the Company by Vanguard was approximately 11%. Total interest charged, net of amounts capitalized, from Vanguard to the Company was $4,414, $5,214 and $6,451 for the years ended December 31, 1995, 1996 and 1997, respectively.

   The net balance in Advances from Vanguard has been classified as a liability in the accompanying balance sheets as the Company will repay these advances to Vanguard upon receipt of the proceeds from the sale of the company's assets to Triton PCS, Inc. (See Note 7) .

Note 2. Significant Accounting and Reporting Policies:

   Use of Estimates

   The preparation of these financial statements and footnote disclosures in accordance with generally accepted accounting principles requires the use of certain estimates by management in determining the Company's financial position and results of operations. Actual results could differ from those estimates.

   Revenue Recognition

   Service fees are recognized at the time cellular services are provided. Cellular telephone equipment revenues consist primarily of sales to subscribers, which are recognized at the time equipment is delivered to the subscriber, and equipment rentals, which are recognized monthly over the terms of the rental agreement with the subscriber.

               VANGUARD CELLULAR SYSTEMS OF SOUTH CAROLINA, INC.

                         (Dollar amounts in thousands)

   Cellular Telephone Inventories

   Inventories, consisting primarily of cellular telephones held for resale, are valued at the lower of first-in, first-out (FIFO) cost or market.

   Deferred Cellular License Acquisition Costs

   The Company's investment in deferred cellular license acquisition costs consists of amounts paid for the acquisition of the Federal Communications Commission construction permit to build and subsequently provide cellular service in the Myrtle Beach RSA. The Company amortizes its investment over 40 years. Amortization expense of $446, $483 and $483 was recorded in 1995, 1996 and 1997, respectively.

   Property and Equipment

   Property and equipment are recorded at cost. Depreciation is calculated on a straight-line basis for financial reporting purposes over the following estimated useful lives:

     Cellular telephones held for rental.............................    3 years
     Cellular telephone systems...................................... 7-20 years
     Office furniture and equipment.................................. 3-10 years

   At December 31, 1996 and 1997, construction in progress was composed primarily of the cost of uncompleted additions to the Company's cellular telephone systems. The Company capitalized interest costs of $106, $125 and $43 in 1995, 1996 and 1997, respectively, as part of the cost of cellular telephone systems.

   Maintenance, repairs and minor renewals are charged to operations as incurred. Gains or losses at the time of disposition of property and equipment are reflected in the statements of operations currently.

   Cellular telephones are rented to certain customers generally with a contract for a minimum length of service. Such customers have the option to purchase the cellular telephone at any time during the term of the agreement.

   Long-Lived Assets

   In accordance with Statement of Financial Accounting Standards ("SFAS") No.
121. "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company reviews for the impairment of long-lived assets and certain identifiable intangibles, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121 an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. No such impairment losses have been identified by the Company.

   Income Taxes

   The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the use of the "asset and liability method" of accounting for income taxes. Accordingly, deferred income tax liabilities and assets are determined based on the differences between the financial statement and income tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company is included in the consolidated Federal income tax return of

               VANGUARD CELLULAR SYSTEMS OF SOUTH CAROLINA, INC.

                         (Dollar amounts in thousands)

Vanguard and its subsidiaries. The Company records its share of consolidated Federal income taxes as if the Company filed a separate return.

Note 3. Future Cash Flow Requirements:

   The Company's ability to sustain its current and planned operations, maintain adequate working capital and make required or planned capital expenditures will depend on its ability to generate sufficient cash flow from operations and obtain additional financing from Vanguard in the form of interest bearing advances. During 1995, 1996 and 1997, the Company received $7,603, $10,050 and $9,742, respectively, of these advances. Vanguard has committed to fund the cash requirements of the Company at least through fiscal 1998 or through the ultimate date of disposition (Note 7), whichever is earlier. Accordingly, the accompanying financial statements have been prepared assuming the Company will continue as a going concern and, as such, adjustments, if any, that may be required for presentation on another basis have not been considered.

Note 4. Income Taxes:

   For Federal income tax reporting purposes, the Company's identified portion of Vanguard's consolidated net operating loss carryforward was approximately $20,700 at December 31, 1997. These losses may be used to reduce future taxable income, if any, and expire through 2012. The primary differences between the accumulated deficit for financial reporting purposes and the income tax loss carryforwards relate to differences in the treatment of deferred cellular license acquisition costs and differences in the depreciation methods and estimated useful lives of property and equipment.

   Deferred income taxes are provided for the temporary differences between the financial reporting and income tax bases of the Company's assets and liabilities. The components of net deferred taxes as of December 31, 1996, and 1997 were as follows:

                                                     December 31, December 31,
                                                         1996         1997
                                                     ------------ ------------
     Deferred income tax assets:
       Net operating loss carryforward..............   $ 5,802       $7,936
       Other liabilities and reserves...............       216          254
       Valuation allowance..........................    (4,776)         --
                                                       -------       ------
         Total deferred income tax assets...........     1,242        8,190
                                                       -------       ------
     Deferred income tax liabilities:
       Unamortized deferred cellular license
        acquisition costs...........................       594          705
       Property and equipment.......................       648          593
                                                       -------       ------
         Total deferred income tax liabilities......     1,242        1,298
                                                       -------       ------
     Net deferred income taxes......................   $   --        $6,892
                                                       =======       ======

   A valuation allowance of $4,454 as of December 31, 1995 was established because in the Company's assessment, it was uncertain whether the net deferred income tax assets would be realized. In addition, because of its continuing assessment that it was uncertain whether the net deferred income tax assets would be realized, the Company increased the valuation allowance by $322 to offset the 1996 net deferred income tax benefit.

               VANGUARD CELLULAR SYSTEMS OF SOUTH CAROLINA, INC.

                         (Dollar amounts in thousands)

   In March 1998, Vanguard entered into an agreement to sell the operational assets of the Company for a cash purchase price of $160,000, subject to adjustment (Note 7). This transaction is expected to generate substantial capital gains which will utilize an equivalent amount of Vanguard's accumulated net operating loss carryforwards. Based on these anticipated gains, management has assessed that it is more likely than not that the deferred income tax assets of Vanguard and its subsidiaries, including the Company, are realizable. Accordingly, for the year ended December 31, 1997, the Company recognized a net deferred income tax benefit of $6,892 upon reversal of the valuation allowance on its net deferred income tax assets.

   A reconciliation between income taxes computed at the statutory Federal rate of 35% and the reported income tax benefit is as follows:

                                                  For the Years Ended
                                         --------------------------------------
                                         December 31, December 31, December 31,
                                             1995         1996         1997
                                         ------------ ------------ ------------
     Amount at statutory Federal rate...    $  57        $(295)      $(1,936)
     Change in valuation allowance......      (63)         322        (4,776)
     Other..............................        6          (27)         (180)
                                            -----        -----       -------
     Income tax benefit.................    $ --         $ --        $(6,892)
                                            =====        =====       =======

Note 5. Operating Leases:

   The Company leases office space and land under noncancelable operating leases expiring through 2004. The future minimum rental payments required under these lease agreements as of December 31, 1997, were as follows:

            1998.................................. $  562
            1999..................................    508
            2000..................................    508
            2001..................................    485
            2002..................................    438
            Thereafter............................  4,686
                                                   ------
                                                   $7,187
                                                   ======

   Rent expense under these leases was $349, $439 and $573, for the years ended December 31, 1995, 1996 and 1997, respectively.

Note 6. Transactions with Parent and Affiliates:

   At December 31, 1997, Vanguard has pledged its investment in the stock of the Company as well as the assets of the Company as security for debt of Vanguard totaling $569,000.

   Operations Management Agreement

   The Company is charged a management fee by Vanguard based upon a percentage of service fees. The management fee expense under this agreement was $1,374, $1,620 and $1,896, for the years ended December 31, 1995, 1996 and 1997, respectively.

               VANGUARD CELLULAR SYSTEMS OF SOUTH CAROLINA, INC.

                         (Dollar amounts in thousands)


   Services Provided by Vanguard

   Vanguard performs certain services and incurs certain costs for the Company. Services provided include treasury, human resources, legal, technical support, data processing, financial accounting, marketing, and other general corporate services. The costs of the services provided by Vanguard have been allocated to the Company based upon the Company's annual subscriber activations and subscriber base as a percentage of Vanguard's total annual subscriber activations and total subscriber base. Corporate costs of Vanguard totaling $989, $1,195 and $1,586, have been allocated to the Company for the years ended December 31, 1995, 1996 and 1997, respectively. In the opinion of management, the method of allocating these costs is believed to be reasonable. However, the costs of these services charged to the Company are not necessarily indicative of the costs that would have been incurred if the Company had performed these functions.

   Other Transactions

   During 1997, the Company added certain engineering and managerial functions and incurred costs for such functions totaling $700. These services benefited the Company and other Vanguard markets; however, none of these costs have been allocated to other markets. These costs are included in general and administrative expenses in the accompanying statement of operations.

   Employee benefits costs are incurred by Vanguard and are allocated to the Company based on an overall percentage of salaries expense. Such costs totaled $267, $322 and $557 for the years ended December 31, 1995, 1996 and 1997, respectively, and are included in general and administrative expenses in the accompanying statements of operations. For purposes of these financial statements, these costs are assumed to be fully funded by the Company and are included in the Advances from Vanguard in the accompanying balance sheets.

Note 7. Event (Unaudited) Subsequent to Date of Auditors' Report:

   Effective at the close of the business on June 30, 1998, the Company sold substantially all of its assets to Triton PCS, Inc. for a purchase price of approximately $162.5 million.

                MYRTLE BEACH SYSTEM OF VANGUARD CELLULAR SYSTEMS
                            OF SOUTH CAROLINA, INC.

                                 BALANCE SHEET
            (Dollar amounts in thousands, except per share amounts)

                                                                    June 30,
                                                                      1998
                                                                   -----------
                                                                   (Unaudited)
                              ASSETS
Current Assets:
  Cash............................................................   $    46
  Accounts receivable, net of allowances for doubtful accounts of
   $461...........................................................     5,487
  Cellular telephone inventories..................................       387
  Prepaid expenses................................................       225
  Deferred income tax asset.......................................     8,671
                                                                     -------
    Total current assets..........................................    14,816
                                                                     -------
Deferred Cellular License Acquisition costs, net of accumulated
 amortization of $3,585...........................................    15,522
                                                                     -------
Property and Equipment, at cost:
  Land............................................................       313
  Cellular telephones held for rental.............................     1,710
  Cellular telephone systems......................................    30,761
  Office furniture and equipment..................................     3,317
                                                                     -------
                                                                      36,101
  Less--Accumulated depreciation..................................    11,739
                                                                     -------
                                                                      24,362
  Construction in progress........................................       330
                                                                     -------
                                                                      24,692
Other assets......................................................       140
                                                                     -------
  Total assets....................................................   $55,170
                                                                     =======
                LIABILITIES AND DIVISIONAL EQUITY
Current Liabilities:
  Accounts payable and accrued expenses...........................   $ 2,509
Deferred income tax liability.....................................     1,181
                                                                     -------
Commitments and Contingencies (Note 5)
  Divisional equity--investments and advances from Vanguard.......    51,480
                                                                     -------
    Total liabilities and divisional equity.......................   $55,170
                                                                     =======


  The accompanying notes to financial statements are an integral part of this balance sheet.

                MYRTLE BEACH SYSTEM OF VANGUARD CELLULAR SYSTEMS
                            OF SOUTH CAROLINA, INC.

                            STATEMENTS OF OPERATIONS
                             (Amounts in thousands)

                                                            Six Months Ended
                                                                June 30,
                                                            ------------------
                                                              1997      1998
                                                            --------  --------
                                                               (unaudited)
Revenues:
  Service fees............................................. $ 10,602  $ 13,424
  Cellular telephone equipment revenues....................      457     1,114
                                                            --------  --------
                                                              11,059    14,538
                                                            --------  --------
Costs and Expenses:
  Cost of service..........................................    1,185     1,367
  Cost of cellular telephone equipment.....................      979     1,388
  General and administrative...............................    1,980     2,502
  Marketing and selling....................................    1,664     2,215
  Depreciation and amortization............................    2,023     3,080
  Management fees..........................................      890     1,106
  Corporate costs allocated from Vanguard..................      740       878
                                                            --------  --------
                                                               9,461    12,536
                                                            --------  --------
Income From Operations.....................................    1,598     2,002
Interest Expense...........................................   (3,072)   (3,560)
Other, net.................................................     (334)       (6)
                                                            --------  --------
Income (Loss) Before Income Taxes..........................   (1,808)   (1,564)
Income Tax Benefit (Provision).............................      --        598
                                                            --------  --------
Net Income (Loss).......................................... $ (1,808) $   (966)
                                                            ========  ========



  The accompanying notes to financial statements are an integral part of these statements.

    MYRTLE BEACH SYSTEM OF VANGUARD CELLULAR SYSTEMS OF SOUTH CAROLINA, INC.

                            STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                            Six Months Ended
                                                                June 30,
                                                            ------------------
                                                              1997     1998
                                                            --------  --------
                                                              (unaudited)
Cash Flows From Operating Activities:
 Net loss.................................................. $ (1,808) $  (966)
 Adjustments to reconcile net loss to net cash each used in
  operating activities:
  Depreciation and amortization............................    2,023    3,080
  Deferred income tax benefit..............................      --      (598)
  Changes in current items:
   Accounts receivable, net................................   (1,560)  (2,288)
   Cellular telephone inventories..........................     (260)     139
   Accounts payable and accrued expenses...................      907    1,823
   Other, net..............................................      (44)    (192)
                                                            --------  -------
    Net cash provided by (used in) operating activities....     (742)     998
                                                            --------  -------
Cash Flows From Investing Activities:
 Purchases of property and equipment.......................   (4,143)  (1,453)
                                                            --------  -------
Cash Flows From Financing Activities:
 Net increase in advances from Vanguard....................    4,945      499
 Other, net................................................      --      (119)
                                                            --------  -------
    Net cash provided by financing activities..............    4,945      380
                                                            --------  -------
Net Increase (Decrease) in Cash............................       60      (75)
Cash, beginning of period..................................      199      121
                                                            --------  -------
Cash, end of period........................................ $    259  $    46
                                                            ========  =======
Supplemental Disclosure of Cash Paid During the Period for
 Interest, net of amounts capitalized...................... $  3,072  $ 3,560
                                                            ========  =======


  The accompanying notes to financial statements are an integral part of these statements.

               MYRTLE BEACH SYSTEM OF VANGUARD CELLULAR SYSTEMS
                            OF SOUTH CAROLINA, INC.

                         NOTES TO FINANCIAL STATEMENTS
                         (Dollar amounts in thousands)

Note 1. Organization and Basis of Presentation:

   The Myrtle Beach System (the System) of Vanguard Cellular Systems of South Carolina, Inc. (the Company), a North Carolina corporation, is a provider of nonwireline cellular telephone service to the SC-5 (Myrtle Beach) Rural Service Area (RSA). The Company acquired the Myrtle Beach RSA license in January 1991 and the cellular system in this market became operational in the second quarter of 1991. The Company is 100% controlled by Vanguard Cellular Systems, Inc. (Vanguard) and operates the System under the trade name of CellularOne(R), which is the trade name many nonwireline carriers have adopted to provide conformity throughout the industry. Prior to June 1998, the Company's only operations and net assets were related to the System. During June 1998, Vanguard transferred certain assets to the Company. Such assets were not acquired by Triton PCS, Inc. (See Note 7) and are, therefore, not a part of the System in these financial statements. The accompanying financial statements and footnotes reflect the historical basis financial position of the System as of June 30, 1998, immediately prior to its sale to Triton, and the results of operations for the three and six months ended June 30, 1998 and 1997 and the cash flows of the System for the six months ended June 30, 1997 and 1998.

   The accompanying financial statements present the financial position, results of operations and cash flows of the System as if it were a separate entity for all periods presented. In accordance with Staff Accounting Bulletin No. 54 of the Securities and Exchange Commission, Vanguard's investment in the System is reflected in the financial statements of the Company ("pushdown accounting"). The accompanying financial statements reflect the allocation of the purchase price in excess of the net assets acquired on the same basis as in the consolidation with Vanguard.

   Substantially all of the System's assets were pledged under Vanguard's long-term credit facility prior to sale of the system to Triton PCS, Inc. Operating and capital expansion funds have been advanced between Vanguard and the System on an interest bearing basis, with the net amounts of these transfers reflected in advances from Vanguard in the accompanying balance sheets. The debt of Vanguard has not been specifically allocated to the System; however, advances from Vanguard approximate the borrowings of Vanguard that are attributable to the System. Interest has been charged by Vanguard to the System on funds advanced to the System as an approximation of the System's share of Vanguard's consolidated interest cost. Vanguard charges interest to its subsidiaries based on its consolidated borrowing rates plus 200 basis points. For the six months ended June 30, 1997 and 1998, the average interest rate charged to the System by Vanguard was approximately 11%. Total interest charged, net of amounts capitalized, from Vanguard to the System was $1,568 (unaudited) and $1,791 (unaudited) for the three months ended June 30, 1997 and 1998, respectively; and $3,072 (unaudited) and $3,560 (unaudited) for the six months ended June 30, 1997 and 1998, respectively.

Note 2. Significant Accounting and Reporting Policies:

   Use of Estimates

   The preparation of these financial statements and footnote disclosures in accordance with generally accepted accounting principles requires the use of certain estimates by management in determining the System's financial position and results of operations. Actual results could differ from those estimates.

   Revenue Recognition

   Service fees are recognized at the time cellular services are provided. Cellular telephone equipment revenues consist primarily of sales to subscribers, which are recognized at the time equipment is delivered to the subscriber, and equipment rentals, which are recognized monthly over the terms of the rental agreement with the subscriber.

               MYRTLE BEACH SYSTEM OF VANGUARD CELLULAR SYSTEMS
                            OF SOUTH CAROLINA, INC.

                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                         (Dollar amounts in thousands)


   Cellular Telephone Inventories

   Inventories, consisting primarily of cellular telephones held for resale, are valued at the lower of first-in, first-out (FIFO) cost or market.

   Deferred Cellular License Acquisition Costs

   The System's investment in deferred cellular license acquisition costs consists of amounts paid for the acquisition of the Federal Communications Commission construction permit to build and subsequently provide cellular service in the Myrtle Beach RSA. The System amortizes its investment over 40 years. Amortization expense of $121 (unaudited) and $121 (unaudited) was recorded for three months ended June 30, 1997 and 1998 respectively; and $242 (unaudited) and $242 (unaudited) for the six months ended June 30, 1997 and 1998, respectively.

   Property and Equipment

   Property and equipment are recorded at cost. Depreciation is calculated on a straight-line basis for financial reporting purposes over the following estimated useful lives:

     Cellular telephones held for rental.............................    3 years
     Cellular telephone systems...................................... 7-20 years
     Office furniture and equipment.................................. 3-10 years

   At June 30, 1998, construction in progress was composed primarily of the cost of uncompleted additions to the System's cellular telephone systems. The System capitalized interest costs of $14 (unaudited) and $7 (unaudited) in the three-months ended June 30, 1997 and 1998, respectively, and $21 (unaudited) and $17 (unaudited) for the six months ended June 30, 1997 and 1998, respectively, as part of the cost of cellular telephone systems.

   During the first quarter of 1998, the System revised its estimate of the useful life of cellular telephones held for rental from 3 years to 18 months as more closely approximate its historical experience. This change increased depreciation expense for the three-months ended June 30, 1998 by approximately $400 (unaudited) and $800 (unaudited) for the six months ended June 30, 1998.

   Maintenance, repairs and minor renewals are charged to operations as incurred. Gains or losses at the time of disposition of property and equipment are reflected in the statements of operations currently.

   Cellular telephones are rented to certain customers generally with a contract for a minimum length of service. Such customers have the option to purchase the cellular telephone at any time during the term of the agreement.

   Long-Lived Assets

   In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", management reviews for the impairment of long-lived assets and certain identifiable intangibles, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121 an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. No such impairment losses have been identified by management.

               MYRTLE BEACH SYSTEM OF VANGUARD CELLULAR SYSTEMS
                            OF SOUTH CAROLINA, INC.

                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                         (Dollar amounts in thousands)


   Income Taxes

   The System accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the use of the "asset and liability method" of accounting for income taxes. Accordingly, deferred income tax liabilities and assets are determined based on the differences between the financial statement and income tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. The System is included in the consolidated Federal income tax return of Vanguard and its subsidiaries. The System records its share of consolidated Federal income taxes as if the System filed a separate return.

Note 3. Future Cash Flow Requirements:

   The System's ability to sustain its current and planned operations, maintain adequate working capital and make required or planned capital expenditures will depend on its ability to generate sufficient cash flow from operations and obtain additional financing from Vanguard in the form of interest bearing advances. During the six months ended June 30, 1997 and 1998, the System received $4,945 (unaudited) and $499 (unaudited), respectively, of these advances.

Note 4. Income Taxes:

   For Federal income tax reporting purposes, the System's identified portion of Vanguard's consolidated net operating loss carryforward was approximately $20,700 at December 31, 1997. These losses may be used to reduce future taxable income, if any, and expire through 2012. The primary differences between the accumulated deficit for financial reporting purposes and the income tax loss carryforwards relate to differences in the treatment of deferred cellular license acquisition costs and differences in the depreciation methods and estimated useful lives of property and equipment.

   Deferred income taxes are provided for the temporary differences between the financial reporting and income tax bases of the System's assets and liabilities. The components of net deferred taxes as of June 30, 1998 were as follows:

                                                                      June 30,
                                                                        1998
                                                                     -----------
                                                                     (unaudited)
     Deferred income tax assets:
      Net operating loss carryforward...............................   $8,424
      Other liabilities and reserves................................      247
                                                                       ------
       Total deferred income tax assets.............................    8,671
                                                                       ------
     Deferred income tax liabilities:
      Unamortized deferred cellular license acquisition costs.......      760
      Property and equipment........................................      421
                                                                       ------
       Total deferred income tax liabilities........................    1,181
                                                                       ------
     Net deferred income taxes......................................   $7,490
                                                                       ======

   Based on substantial capital gains expected to be realized during 1998 by Vanguard, for the year ended December 31, 1997, the System recognized a net deferred income tax benefit of $6,892 upon reversal of the

               MYRTLE BEACH SYSTEM OF VANGUARD CELLULAR SYSTEMS
                            OF SOUTH CAROLINA, INC.

                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                         (Dollar amounts in thousands)

previously provided valuation allowance on its net deferred income tax assets. For the six months ended June 30, 1998, the System recognized a net deferred income tax benefit of $598 (unaudited) related to operating losses generated during the period.

   A reconciliation between income taxes computed at the statutory Federal rate of 35% and the reported income tax benefit is as follows:

                                            For the             For  he
                                       Three Months Ended  Six Months Ended
                                            June 30,           June 30,
                                       --------------------------------------
                                         1997       1998     1997      1998
                                       ---------  -----------------  --------
                                                   (unaudited)
   Amount at statutory Federal rate... $    (211) $    135 $   (633) $   (548)
   Change in valuation allowance......       231                692       --
   Other..............................       (20)       13      (59)      (50)
                                       ---------  -------- --------  --------
   Income tax benefit................. $     --   $    148 $    --   $   (598)
                                       =========  ======== ========  ========

Note 5. Operating Leases:

   The System leases office space and land under noncancelable operating leases expiring through 2004. The future minimum rental payments required under these lease agreements as of December 31, 1997, were as follows:

            1998.................................. $  562
            1999..................................    508
            2000..................................    508
            2001..................................    485
            2002..................................    438
            Thereafter............................  4,686
                                                   ------
                                                   $7,187
                                                   ======

   Rent expense under these leases was $127 (unaudited) and $170 (unaudited) for the three-months ended June 30, 1997 and 1998, respectively; and $254 (unaudited) and $340 (unaudited) for the six months ended June 30, 1998, respectively.

Note 6. Transactions with Parent and Affiliates:

   At December 31, 1997, Vanguard has pledged its investment in the stock of the Company as well as the assets of the System as security for debt of Vanguard totaling $569,000.

   Operations Management Agreement

   The System is charged a management fee by Vanguard based upon a percentage of service fees. The management fee expense under this agreement was $612 (unaudited) and $648 (unaudited) for the three months ended June 30, 1997 and 1998, respectively; and $890 (unaudited) and $1,106 (unaudited) for the six months ended June 30, 1997 and 1998, respectively.

               MYRTLE BEACH SYSTEM OF VANGUARD CELLULAR SYSTEMS
                            OF SOUTH CAROLINA, INC.

                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                         (Dollar amounts in thousands)


   Services Provided by Vanguard

   Vanguard performs certain services and incurs certain costs for the System. Services provided include treasury, human resources, legal, technical support, data processing, financial accounting, marketing, and other general corporate services. The costs of the services provided by Vanguard have been allocated to the System based upon the System's annual subscriber activations and subscriber base as a percentage of Vanguard's total annual subscriber activations and total subscriber base. Corporate costs of Vanguard totaling $422 (unaudited), and $438 (unaudited), have been allocated to the System for the three-months ended June 30, 1997 and 1998, respectively; and $740 (unaudited) and $878 (unaudited) have been allocated to the System for the six-months ended June 30, 1997 and 1998, respectively. In the opinion of management, the method of allocating these costs is believed to be reasonable. However, the costs of these services charged to the System are not necessarily indicative of the costs that would have been incurred if the System had performed these functions.

   Other Transactions

   During 1997, the System added certain engineering and managerial functions and incurred costs for such functions totaling $45 (unaudited) and $96 (unaudited) for the three months and six months ended June 30, 1997, respectively. These services benefited the System and other Vanguard markets; however, none of these costs has been allocated to other markets. For the three and six months ended June 30, 1998, such costs totaled approximately $0 (unaudited) and $55 (unaudited), respectively. Those costs are included in general and administrative expenses in the accompanying statement of operations.

   Employee benefits costs are incurred by Vanguard and are allocated to the System based on an overall percentage of salaries expense. Such costs totaled $131 (unaudited), and $115 (unaudited) for the three months ended June 30, 1997 and 1998, respectively, and $240 (unaudited) and $249 (unaudited) for the six months ended June 30, 1997 and 1998, respectively, and are included in general and administrative expenses in the accompanying statements of operations. For purposes of these financial statements, these costs are assumed to be fully funded by the System.

Note 7. Sale of System Assets:

   Effective at the close of the business on June 30, 1998, the Company sold substantially all of the assets of the System to Triton PCS, Inc. for a purchase price of approximately $162.5 million.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TRITON PCS HOLDINGS, INC.

     Dated: November 9, 2000      By:    /s/ William A. Robinson
                                         ----------------------------
                                         William A. Robinson
                                         Vice President
                                          and Controller